                                                                   EXHIBIT 10.12

                                CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENTS:

      This CONTRACT OF LEASE, made and entered into this May 06, 1994 at Makati, Metro Manila, Philippines, by and between:

                  SALCEDO SUNVAR REALTY CORPORATION, a corporation organized and existing under and by virtue of the laws of the Republic of the Philippines, with principal office at T-21 Sunvar Plaza Bldg., Pasay Road, Makati, Metro Manila, herein represented by MR. LEONARDO P. LORETO, JR. (hereinafter referred to as the "LESSOR");

                                     - and -

                  AUTOMATED MICROELECTRONICS, INCORPORATED, a
            corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines, with principal office at Km. 22, East Service Road, South Superhighway, Barrio Cupang, Metro Manila, herein represented by MR. DANNY D. FRANKLIN, and hereinafter referred to as the "LESSEE".

                                   WITNESSETH:

      WHEREAS, LESSOR, by a certain lease agreement made and executed on May 03, 1994, leased from IMI Realty, Inc., certain parcels of land described in Transfer Certificate of Title Nos. 188087, 188088, 188090, 188091 and 188092
with a total area of THIRTY FOUR THOUSAND FOUR HUNDRED NINETY (34,490) SQUARE METERS, more or less, copies of the said titles attached hereto as Annexes "A-1", "A-2", "A-3", "A-4" and "A-5" and collectively referred to as "the Land".

      WHEREAS, under paragraph Nine (9) of the aforementioned lease contract, LESSOR has the right to sublease the land or any portion thereof.

Contract of Lease
Page two (2)


      WHEREAS, LESSOR desires to sublease a portion of the Land to the extent of FOURTEEN THOUSAND FOUR HUNDRED TWO (14,402) square meters and to lease the buildings and improvements standing thereon to Automated MicroElectronics, Incorporated, which area of land, buildings and improvements are more particularly represented by the shaded portion of Annex "B", hereinafter referred to as "the Leased Premises".

      NOW, THEREFORE, it is agreed that in consideration of the rents herein stipulated as well as compliance with the covenants, conditions and restrictions herein imposed as to the use and occupancy of the Leased Premises on the part of the LESSEE, the LESSOR hereby rents and delivers unto the LESSEE the Leased Premises described in Annex "B".

      The LESSEE hereby accepts this lease subject to the following terms, covenants, conditions and restrictions:

      1. TERM. - The term of the lease for the Leased Premises shall be from February 1, 1994 to midnight 31 August 2003. LESSEE shall have the option to renew the lease for another five (5) years by giving written notice to LESSOR of its intention to renew at least one hundred twenty (120) days before the expiration of the original term of the lease.

      2. RENT. - The rental for the Leased Premises shall be ONE MILLION TWO HUNDRED SIXTY FOUR THOUSAND SIX HUNDRED TEN PESOS (Pl,264,610.00) per month from February 1, 1994 until August 31, 1995. Commencing on 01 September 1995 and annually thereafter, the said rental shall be increased by ten percent (10%) by applying the percentage of increase on the lease rental rate as follows:

Contract of Lease
Page three (3)

                                   TOTAL

          YEAR                       ANNUAL                 MONTHLY
  ------------------------       -------------           ------------
  2/01/94   to  8/31/95          15,175,320.00           1,264,610.00
  9/1/95    to  8/31/96          16,692,852.00           1,391,071.00
  9/1/96    to  8/31/97          18,362,137.20           1,530,178.10
  9/1/97    to  8/31/98          20,198,350.92           1,683,195.91
  9/1/98    to  8/31/99          22,218,186.01           1,851,515.50
  9/1/99    to  8/31/2000        24,440,004.61           2,036,667.05
  9/1/2000  to  8/31/2001        26,884,005.07           2,240,333.76
  9/1/2001  to  8/31/2002        29,572,405.58           2,464,367.13
  9/1/2002  to  8/31/2003        32,529,646.14           2,710,803.85


      For the purpose of payment of the rental under this Contract.

Contract of Lease
Page four (4)

         2.1 The rental rate shall be evaluated after 10 years and this new rate shall be based on the market value of the Leased Premises at that time as well as prevailing rental market conditions. The rental however shall not be unjustifiably increased and shall be the subject of a third party arbitration by a mutually acceptable and accredited realtor or appraiser if a dispute arises thereon.

         2.2 There shall be paid a deposit equivalent to one month rental and an advance rental for one month payable upon signing of this Contract. The deposit shall be refundable to the LESSEE at the termination of this Contract subject to deductions to cover damages to the Leased Premises and unpaid obligations and liabilities of the LESSEE to the LESSOR, if any.

         2.3 The rent shall be liquidated and paid at the office of the LESSOR or its assigns without necessity of demand or services of a collector, within the first ten (10) days of every calendar month to which the rent corresponds.

                  The rent shall be subject to the mandatory withholding tax.


         3.       INTEREST AND PENALTY. - Without prejudice to the

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Contract of Lease
Page five (5)

                  exercise of the LESSOR of its rights under the penal provisions herein, the LESSEE shall pay to the LESSOR interest or any amount herein provided to be paid by the LESSEE that is not paid on time, at an interest rate equivalent to Two Percent (2%) per month to be computed from the date of delinquency until the amount due is paid in full.

         3.1 A payment made by the LESSEE to the LESSOR shall first apply to the preceding interest charges, if any, and thence to all arrearages in the amounts herein provided to be paid by the LESSEE before it is applied to the current rental.

         3.2 In the fulfillment of obligations involving the payment of money, and without prejudice to the imposition of interest charges mentioned above, the LESSEE is hereby given a grace period of sixty (60) days from the due date within which to make good the breach or default, after which period the LESSOR may exercise its absolute right to rescind and cancel this Contract of Lease for breach or non-performance of essential conditions.

         3.3 In case of cancellation or termination of this Contract or breach of its terms, the offending party shall, in addition to any liability under Par. 10 of this Contract, pay all commercially reasonable attorney's


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Contract of Lease
Page six (6)
                  fees, costs, expenses of litigation and other incidental damages that may be incurred by the aggrieved party in enforcing its rights under this Contract.

         4. LESSOR'S OBLIGATIONS. - The LESSOR is obliged:

         (a) to deliver the Leased Premises in such conditions as to render them fit for the uses and purposes for which they are intended;

         (b) To make on the Leased Premises during the period of the lease all the necessary repairs in order to keep them suitable for the uses and purposes to which they have been intended except necessary repairs caused by fault or negligence of the LESSEE, its employees, agents and guests;

         (c) To maintain the LESSEE in the peaceful and adequate enjoyment of the Leased Premises for the entire duration of the lease contract and any renewal term without any disturbance from the LESSOR or from any person claiming through the LESSOR;

         (d) To insure the Leased Premises with such reputable insurance companies acceptable to the LESSEE for such amount or amounts equivalent to the replacement value of the things leased;

         (e) To make some urgent repairs upon the Leased Premises and to allow the LESSEE, if the LESSOR fails to make urgent repairs, in order to avoid an imminent danger, to order the repairs at the LESSOR'S cost and if the urgent repairs last more than forty (40) days, to allow a reduction of the rent in proportion to the time including the first forty (40) days

Contract of Lease
Page seven (7)

and the part of the property on which the LESSEE has been deprived.

         (f) To allow access to the LESSEE, its employees and agents to enter upon the Leased Premises at all reasonable times for the conduct of their business.

         5. TAXES. - The real estate tax of the Leased Premises at the current rate as described in Annex "C" shall be for the account of the LESSOR. Any increase in the real estate taxes over and above the current amount in so far as they are due on the lands and buildings owned by the LESSOR shall be for the account of the LESSOR. The real estate tax on all the equipment within the Leased Premises as well as additions, improvements and alterations upon the Leased Premises and any increase in real estate tax in respect thereto shall be for the account of the LESSEE.

         6. IMPROVEMENTS AND ALTERATIONS. - The LESSEE may, at its own expense, undertake improvement, alterations or additions as long as they secure the prior written consent of the LESSOR which consent shall not be unreasonably withheld; provided, however, that all such alterations, additions or improvements including but not limited to partitions, doors, toilets and canteen made by either party, in or upon the Leased Premises, except movable furniture put in at the expense of the LESSEE and removable without defacing or injuring the building, shall become the property of the LESSOR and shall remain upon, and be surrendered with the Leased Premises as part thereof at the termination of the lease without compensation to the LESSEE. The LESSEE, however, may be required by the LESSOR to restore the Leased Premises in its

Contract of Lease
Page eight (8)

original condition ordinary wear and tear excepted at the expense of the LESSEE if the LESSOR does not want to take possession of the alterations, additions or improvements.

         7. MAINTENANCE AND ORDINARY REPAIRS. - The LESSEE hereby accepts the Leased Premises in good and sanitary order and condition. The LESSEE shall, at its expense, maintain the Leased Premises in a clean and sanitary condition, free from obnoxious odors, or other nuisances. The LESSEE shall be responsible for the maintenance and ordinary repairs of the Leased Premises. Necessary repairs on the structure of the buildings such as the roof as a result of normal wear and tear shall be for the account of the LESSOR.

         7.1 The LESSEE shall not claim any loss or damages on account of necessary work that the LESSOR undertakes in the building and which would in anyway interfere in the use of the premises leased; provided, however, that the LESSOR shall give the LESSEE notice of such an event in advance as far as possible under the circumstances; provided, finally, that the LESSOR shall exert its best efforts to perform all work in a manner that does not unreasonably interfere with the LESSEE's use of the Leased Premises.

         7.2 LESSOR may not be liable for the presence of bugs, vermin, termite or insects, if any, in the Leased Premises.


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Contract of Lease
Page nine (9)

         7.3 The LESSOR shall not be liable for the failure of electric current or water supply which are provided by public utility companies and whose supply of such services are totally beyond the control of LESSOR.

         7.4 LESSOR shall, on a best effort basis, undertake to explore, construct and develop such water well or wells inside the Leased Premises as may be necessary to provide the LESSEE, during the contractual life of the lease, with continuous and adequate water supply at the current level or capacity. If the business of the LESSEE would require a higher volume of supply over and above the current level, due to growth or expansion, the required increase in capacity shall be for the account of the LESSEE. The current supply of electricity and water is described in Annex "D" hereof.

         7.5 The LESSEE shall comply with sanitary rules and safety regulations which may be promulgated from time to time by the LESSOR. The LESSEE shall also comply with government rules and regulations and all applicable laws of the country.

         8. USE OF LEASED PREMISES. - The premises hereby leased shall be used as office, factory/warehouse for LESSEE's

Contract of Lease
Page ten (10)

electronics assembly business. The LESSEE shall not bring into or store in the Leased Premises any poison, explosives or highly inflammable material nor install any apparatus unrelated to its business as an electronics company which may expose the Leased Premises to fire or increase the fire hazard of the building or change the insurance rate of the building. In the event of breach or violation of this provision by the LESSEE, it shall be responsible for all damages which such violations may cause the LESSOR and/or other tenants; provided further, that the LESSOR, shall, in addition thereto, have the right to cancel this Contract.

         8.1 In the event of expansion or growth in the business of the LESSEE, any required additional support facility or cost related thereto, shall be for the sole account of the LESSEE.

         9. SUBLEASE, TRANSFER OF RIGHTS. - The LESSOR grants the LESSEE the right to sublease the Leased Premises under this contract upon written request by the LESSEE and approved in writing by the LESSOR. The LESSOR shall not unreasonably withhold its consent relative to a request to sublease made by the LESSEE. The LESSEE shall be answerable for the rentals of the subleased space.

         10. INDEMNITIES. - Either party shall hold the other party free and harmless from any claim or demand by any third party for injury, loss or damage including claims for property resulting from any accident in the Leased Premises or

Contract of Lease
Page eleven (11)

occasioned by any nuisance made or suffered on the Leased Premises, or by any fire therein or growing out of or caused by any failure on the part of the either party to maintain the Leased Premises in a safe, sanitary and secure condition or by reason of either party's violation, non-observance or non-performance of rules, regulations, ordinances, laws and the conditions of this Contract concerning or affecting the Leased Premises or the improvements thereon. Each party shall be responsible for all the acts and commissions of its officers, employees, helpers, agents and all other persons allowed by it to have access to the Leased Premises which may have caused damage thereto. Each party shall not be held harmless for its own negligence or willful misconduct or the negligence or willful misconduct of its agents, servants or employees acting in their official capacity.

         11. AWAI MEMBERSHIP. - The LESSEE agrees to pay its appropriate membership dues and share in the expenses of the Advanced Warehousing Association, Incorporated. The LESSEE further agrees to abide by and comply with any and all reasonable rules of the Association regarding the use, occupation and sanitation of the AWAI compound.

         12. UTILITIES. - All utilities and services such as light, water, telephone, garbage collection and other similar services shall be paid by and for the account of the LESSEE. The LESSEE may at its own expense undertake the necessary utility installation required by its business provided such installation does not adversely affect the other tenants in the premises nor endanger the structural soundness of the

Contract of Lease
Page twelve (12)

building. The additional installation of electricity, water and telephone in the Leased Premises shall be for the account of the LESSEE.

         13. SALE OF LEASED PREMISES. - In the event the LESSOR desires to sell the buildings subject of this lease, it shall first offer the sale thereof to the LESSEE upon terms and conditions to be stipulated in such offer. Such offer shall be communicated by the LESSOR to the LESSEE by personal delivery. Should the LESSEE accept the offer, it shall be entitled to purchase the buildings at the time of the offer is made. In the event that such offer shall not be accepted by the LESSEE by notice in writing forwarded by personal delivery not later than sixty (60) days after receipt of the offer, the LESSOR making the offer shall be free to sell the buildings to any other person, firm or corporation without restriction, except that the subsequent transfer of the buildings shall not be on terms more favorable to the transferee than the terms which the transfer was initially offered to the LESSEE. If within sixty (60) days after expiration of the sixty-day period of any offer made hereunder, the LESSOR offering to sell the buildings shall fail to consummate a sale or transfer thereof to any other purchaser, then no sale of such buildings may be made thereafter by the LESSOR without again re-offering the same to the LESSEE in accordance with the provisions of this paragraph.

         If the LESSEE to whom an offer is made is prohibited by law or regulation from purchasing the buildings of the LESSOR, or its acquisition will prejudice the interest of the LESSEE,

Contract of Lease
Page thirteen (13)

the LESSEE shall have the right to look for a qualified purchaser for the buildings and such qualified purchaser shall be entitled to purchase thereon under such terms stated in the offer and in accordance with the procedure hereinabove provided.

         In the event LESSOR receives a bona fide offer from a third person to purchase the buildings and such offer is acceptable to the LESSOR, LESSEE shall have sixty (60) days from receipt of the notice of such offer within which to purchase the buildings by matching the bona fide offer made by third person to the LESSOR.

         14. INSPECTION OF LEASED PREMISES. - During the term of the Contract, the LESSEE shall allow the LESSOR, its agents or representatives to inspect the Leased Premises during reasonable hours, with prior notice to the LESSEE.

         15. INSURANCE. - During the term of this Contract, the LESSEE shall at all times and at its own expense secure insurance coverage for all improvements owned by it or introduced by it in the Leased Premises with responsible and reputable insurers in such amounts and covering such risks as are usually carried by companies engaged in similar business or by companies owning similar property in their area in which they operate.

         16. WARRANTY OF THE LESSOR. - The LESSOR warrants that it is the absolute owner of the buildings and improvements and has the right to lease the same together with the land on which the buildings and improvements are erected. Furthermore, the LESSOR shall, in case of litigation or

Contract of Lease
Page fourteen (14)

controversy concerning its right, title and interest in the Leased Premises, defend and hold harmless the right of the LESSEE under the terms and conditions of this Contract at the expense of the LESSOR.

         17. NON-WAIVER. - No failure of the LESSOR or the LESSEE, no course of dealing with respect to, and no delay in exercising any right, power or privilege, under this contract shall be deemed a relinquishment or waiver of any right or remedy that said LESSOR or LESSEE may have, nor shall be construed as a waiver of any subsequent breach or default and the terms and conditions herein contained shall continue to be in full force and effect. No waiver by the LESSOR or LESSEE of any of their rights under this contract shall be deemed to have been made unless expressed in writing and signed by the LESSOR or the LESSEE.

         18. STRIKES AND LOCKOUTS. - In case the operation of the business of the LESSEE is suspended due to strikes or lockouts, this Contract shall continue in full force and effect notwithstanding said disturbance.

         19. BREACH OF CONTRACT. - Should the LESSEE fail to pay the rentals as herein provided or fail or neglect to perform or observe any agreement, covenant or condition herein provided, or should the LESSEE cause deliberate damage to the Leased Premises, the LESSOR shall forthwith give notice to the LESSEE of the occurrence of such default or breach giving the LESSEE a period of sixty (60) days from receipt of notice to correct the breach. If after the lapse of the said period, no corrective actions are taken, then the LESSOR shall have the

Contract of Lease
Page fifteen (15)

option to terminate this Contract without prejudice to the exercise of any and all rights of the LESSOR arising from this Contract and those provided by law. In cases where the curing period will be a period longer than sixty (60) days, the LESSEE shall not be considered in default if it takes the corrective action within twenty (20) days from receipt of the notice of its breach.

         20. REGISTRATION OF LEASE. - The parties hereto agree that this lease shall be registered with the office of the proper Register of Deeds and in the event of sale, transfer or disposition of the Leased Premises, the LESSEE binds itself to require the transferee to respect and abide by all the terms and conditions of this Contract. The LESSEE shall bear the cost of documentary stamps and registration costs.

         21. RIGHT OF FIRST REFUSAL. - The LESSOR grants the LESSEE the right of first refusal to lease the other buildings or additional buildings to be built by the LESSOR on its Muntinlupa property. The terms of offer to lease such other buildings or additional buildings to be built by the LESSOR shall be the same as that offered to any third party.

         22. PRE-TERMINATION. - After the original term provided under paragraph one (1) hereof, upon One Hundred Twenty (120) days prior written notice, LESSEE may pre-terminate this Contract without penalty.

         23. SURRENDER OF PREMISES. - Upon the termination of this lease, the LESSEE agrees to return and surrender to the LESSOR the Leased Premises without any delay whatsoever. The

Contract of Lease
Page sixteen (16)

LESSEE shall at its expense and within three (3) months from the expiration of the lease, demolish and remove any improvements that the LESSOR may require the LESSEE to remove.

      IN WITNESS WHEREOF, the parties have hereunto set their hands this May 06, 1994 at Makati, Metro Manila.



                                   SALCEDO SUNVAR REALTY CORPORATION
                                             ("Lessor")

                                   By:  /s/ LEONARDO P. LORETO, JR.
                                       ----------------------------
                                          LEONARDO P. LORETO, JR.
                                               President



                                   AUTOMATED MICROELECTRONICS, INC.
                                             ("Lessee")

                                   By: /s/ DANNY D. FRANKLIN
                                       ----------------------------
                                           DANNY D. FRANKLIN
                                                Treasurer


                                   SIGNED IN THE PRESENCE OF:


          [SIG]
----------------------------------               -------------------------------
REPUBLIC OF THE PHILIPPINES)
                           : S.S.
MAKATI, METRO MANILA       )


                                 ACKNOWLEDGMENT


      BEFORE ME, a Notary Public in and for Makati, Metro Manila, Philippines, personally appeared LEONARDO P. LORETO, JR. with Community Tax Certificate No. 6465617 issued at Paranaque, Metro Manila on February 23, 1993 in his capacity

Contract of Lease
Page seventeen (17)

as President of SALCEDO SUNVAR REALTY, CORPORATION, a corporation with Community Tax Certificate No. 0061289 issued at Makati, Metro Manila on December 21, 1993 and DANNY D. FRANKLIN with Passport No. 740022120 issued at British Embassy, Manila on August 18, 1993 in his capacity as Treasurer of AUTOMATED MICROELECTRONICS, INC., a corporation with Community Tax Certificate No. 0456127 issued at Muntinlupa, Metro Manila on January 20, 1993, to me known and known to me to be the same persons who executed the foregoing instrument and acknowledged to me that they executed the same as their free and voluntary act and deed of the corporations they represent.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal this 1st day of June, 1994 at Makati, Metro Manila, Philippines.


                                            [SIG]
                                    ROANE ALFREDO P. LOPEZ III
                                          NOTARY PUBLIC
Doc No.  8                           Until December 31, 1996
Page No. 2                          PTR NO. 9361623
Book No. I                          Issued at Makati, Metro Manila
Series of 1994.                     Issued On January 26, 1994